Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact:

Press Contact:	Investor Contact:
Michael Beckerman	Gerard H. Sweeney
Beckerman Public Relations	Christopher P. Marr
908-781-6420	Brandywine Realty Trust
michael@beckermanpr.com	610-325-5600
info@brandywinerealty.com

Brandywine Realty Trust Announces Second Quarter 2003 Earnings

PLYMOUTH MEETING, PA, July 24, 2003 - Brandywine Realty Trust (BDN-NYSE) announced today that fully diluted earnings per share (EPS) were $.29 for the second quarter of 2003, an increase of $.03 per share as compared to $.26 for the second quarter of 2002. Net income was $13.5 million for the second quarter of 2003, an increase of $0.7 million, as compared to $12.8 million for the second quarter of 2002. The increase in net income and EPS in the second quarter of 2003 as compared to the similar period in 2002 was primarily due to the increase in revenues from properties added to the portfolio since the second quarter of 2002.

Fully diluted EPS was $.58 for the six-months ended June 30, 2003, a decrease of $.24 per share, as compared to $.82 per share for the six months ended June 30, 2002. Net income was $27.4 million for the six months ended June 30, 2003, a decrease of $8.9 million, as compared to $36.3 million for the six months ended June 30, 2002. The decrease in net income was primarily the result of net gains on disposition of discontinued operations of $0.9 million in 2003 as compared to $8.6 million in 2002.

Fully diluted funds from operations (FFO) were $31.3 million or $.67 per share for the second quarter 2003 compared to $31.6 million or $0.67 per share for the second quarter of 2002. FFO for the six months ended June 30, 2003 was $61.4 million or $1.31 per share as compared to $64.0 million or $1.35 for the same period in 2002. FFO represents a non-generally accepted accounting principle (GAAP) financial measure. A table reconciling FFO to net income, the GAAP measure that the Company believes to be most directly comparable, is within the consolidated financial statements included in this release.

“We are very pleased with our operating and financial performance this quarter. While we continue to experience market pressure on our rental rates and tenant capital, our effective rents remain in-line with our budgeted expectations,” commented Gerard H. Sweeney, Brandywine’s President and Chief Executive Officer. Mr. Sweeney went on to say, “our positive absorption during the quarter and our unusually high tenant retention level of 90% are a direct result of the focused efforts by our first-class leasing and property management team. However, the leasing market remains challenging, and we continue to be cautious in our outlook for the third and fourth quarter.”

Brandywine Realty Trust Summary Portfolio Performance

•	FFO payout ratio was 66.1% for the quarter and 67.1% YTD
•	Quarterly rental rate decreases on new leases were 2.8% on a cash basis and rental rate increases on new leases were 2.9% on a straight-line basis
•	Quarterly rental rate decreases on renewals were 3.8% on a cash basis and 0.1% on a straight-line basis

401 Plymouth Road, Suite 500 · Plymouth Meeting, PA 19462	Phone: (610) 325-5600 · Fax: (610) 325-5622 · www.brandywinerealty.com

•	YTD rental rate decreases on new leases were 4.4% on a cash basis and rental rate increases on new leases were 0.5% on a straight-line basis
•	YTD rental rate decreases on renewals were 3.4% on a cash basis and 0.4% on a straight-line basis
•	Quarterly retention rate was 90.0% and YTD retention rate was 80.0%
•	Portfolio was 90.9% occupied and 91.9% leased as of June 30, 2003
•	Leases expired or were terminated for approximately 747,000 square feet during the quarter
•	Leases were renewed for 672,000 square feet during the quarter and new leases were signed for 232,000 square feet during the quarter
•	Leases expired or were terminated for approximately 1.5 million square feet YTD
•	Leases were renewed for 1.2 million square feet YTD and new leases were signed for 367,000 square feet YTD

Distributions

On June 27, 2003, the Board of Trustees declared a regular quarterly dividend distribution of $0.44 per common share that was paid on July 15, 2003 to shareholders of record as of July 7, 2003.

2003 Financial Outlook

As a result of economic conditions in the Company’s markets, we continue to experience challenging operational conditions resulting in difficult earnings visibility. Our expectations for 2003 are based on the following key assumptions:

•	Average occupancy is expected to decline slightly from the average levels achieved in 2002.
•	Same-store net operating income is expected to decrease in the range of 1.5% to 3.0%.
•	Operating expenses (excluding snow removal) and real estate taxes and general and administrative expenses as a percentage of revenues are expected to be consistent with those experienced in 2002.

Based on these key assumptions and management’s view of current and anticipated market conditions, we expect third quarter 2003 EPS to be $.29 - $.30 and FFO to be $.66 - $.67 per share and full year 2003 EPS to be $1.16 - $1.23 and FFO to be $2.64 - $2.69 per share.

Forward-Looking Statements

Estimates of future earnings per share and FFO per share and certain other statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of the Company and its affiliates to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others: the Company’s ability to lease vacant space and to renew or relet space under expiring leases at expected levels, competition with other real estate companies for tenants, the potential loss or bankruptcy of major tenants, interest rate levels, the availability of debt and equity financing, competition for real estate acquisitions and risks of acquisitions, dispositions and developments, including the cost of construction delays and cost overruns, unanticipated operating and capital costs, the Company’s ability to obtain adequate insurance, including coverage for terrorist acts, dependence upon certain geographic markets, and general and local economic and real estate conditions, including the extent and duration of adverse changes that affect the industries in which the Company’s tenants compete. Additional information on factors which could impact the Company and the forward-looking statements contained herein are included in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report for the year ended December 31, 2002. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Non-GAAP Supplemental Financial Measures

Funds from Operations (FFO)

FFO is a widely recognized measure of REIT performance. Although FFO is a non-GAAP financial measure, the Company believes that information regarding FFO is helpful to shareholders and potential investors. The Company computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than the Company. NAREIT defines FFO as net income (loss) before minority interest of unitholders (preferred and common) and excluding gains (losses) on sales of depreciable operating property and extraordinary items (computed in accordance with GAAP); plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after adjustment for unconsolidated joint ventures. The GAAP measure that the Company believes to be most directly comparable to FFO, net income, includes depreciation and amortization expenses, gains or losses on property sales and minority interest. In computing FFO, the Company eliminates substantially all of these items because, in the Company’s view, they are not indicative of the results from the Company’s property operations. To facilitate a clear understanding of the Company’s historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial statements included elsewhere in this release. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of the Company’s financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available for the Company’s cash needs, including its ability to make cash distributions to shareholders.

Cash Available for Distribution (CAD)

Cash available for distribution, CAD, is a non-GAAP financial measure that is not intended to represent cash flow for the period and is not indicative of cash flow provided by operating activities as determined under GAAP. CAD is presented solely as a supplemental disclosure with respect to liquidity because the Company believes it provides useful information regarding the Company’s ability to fund its dividends. Because all companies do not calculate CAD the same way, the presentation of CAD may not be comparable to similarly titled measures of other companies.

BRANDYWINE REALTY TRUST CONSOLIDATED BALANCE SHEETS (unaudited, in thousands, except per share information)

	June 30,	December 31,
	2003	2002

ASSETS
Real estate investments:
Operating properties	$1,896,697	$1,890,009
Accumulated depreciation	(263,327)	(245,230)

	1,633,370	1,644,779
Construction-in-progress	43,624	58,127
Land held for development	43,637	43,075

	1,720,631	1,745,981

Cash and cash equivalents	7,520	26,801
Escrowed cash	17,605	16,318
Accounts receivable, net	3,729	3,657
Accrued rent receivable	30,959	28,333
Investment in marketable securities	11,918	11,872
Assets held for sale	23,262	7,666
Investment in joint ventures, at equity	14,646	14,842
Deferred costs, net	28,279	29,271
Other assets	28,246	34,547

Total assets	$1,886,795	$1,919,288

LIABILITIES AND BENEFICIARIES’ EQUITY

Mortgage notes payable	$575,839	$597,729
Borrowings under Credit Facility	264,000	307,000
Unsecured term loan	100,000	100,000
Accounts payable and accrued expenses	21,786	27,576
Distributions payable	22,106	21,186
Tenant security deposits and deferred rents	21,685	22,276
Other liabilities	18,869	22,006
Liabilities related to assets held for sale	254	20

Total liabilities	1,024,539	1,097,793

Minority interest	133,468	135,052

Beneficiaries’ equity:
Preferred Shares:
7.25% Series A Preferred Shares, $0.01 par value; shares authorized-10,000,000; issued and outstanding-750,000 in 2003 and 2002	8	8
8.75% Series B Preferred Shares, $0.01 par value; shares authorized-10,000,000; issued and outstanding-4,375,000 in 2003 and 2002	44	44
Common Shares of beneficial interest, $0.01 par value; shares authorized-100,000,000; issued and outstanding-37,359,131 in 2003 and 35,226,315 in 2002	373	352
Additional paid-in capital	894,051	841,659
Share warrants	401	401
Cumulative earnings	251,713	225,010
Accumulated other comprehensive loss	(4,923)	(6,402)
Cumulative distributions	(412,879)	(374,629)

Total beneficiaries’ equity	728,788	686,443

Total liabilities and beneficiaries’ equity	$1,886,795	$1,919,288

BRANDYWINE REALTY TRUST CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited, in thousands, except share and per share data)

	Quarter Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002

Revenue
Rents	$64,961	$62,095	$129,281	$121,301
Tenant reimbursements	8,559	8,102	17,164	15,472
Other	1,356	2,717	4,083	5,586

Total revenue	74,876	72,914	150,528	142,359

Operating Expenses
Property operating expenses	19,281	18,232	40,799	36,453
Real estate taxes	6,819	6,118	13,423	11,854
Interest	15,241	16,105	30,547	31,835
Depreciation and amortization	15,062	15,268	29,856	27,542
Administrative expenses	3,809	3,805	7,323	7,841

Total operating expenses	60,212	59,528	121,948	115,525

Income from continuing operations before equity in income of real estate ventures,
net gain on sales of interests in real estate and minority interest	14,664	13,386	28,580	26,834
Equity in income of real estate ventures	411	229	569	693

Income from continuing operations before net gain on sales of interests
in real estate and minority interest	15,075	13,615	29,149	27,527
Net gain on sales of interests in real estate	–	–	1,152	–
Minority interest attributable to continuing operations	(2,299)	(2,270)	(4,618)	(4,612)

Income from continuing operations	12,776	11,345	25,683	22,915
Discontinued operations:
Income from discontinued operations	395	1,416	895	5,581
Net gain on disposition of discontinued operations	390	116	951	8,562
Minority interest	(37)	(77)	(88)	(789)

Income from discontinued operations	748	1,455	1,758	13,354

Net Income	13,524	12,800	27,441	36,269

Income allocated to Preferred Shares	(2,976)	(2,977)	(5,952)	(5,954)

Income allocated to Common Shares	$10,548	$9,823	$21,489	$30,315

Earnings per Common Share after discontinued operations:
Basic income per Common Share	$0.29	$0.26	$0.59	$0.83

Basic weighted-average shares outstanding	35,603,061	35,684,100	35,452,855	35,692,678

Diluted income per Common Share	$0.29	$0.26	$0.58	$0.82

Diluted weighted-average shares outstanding	35,689,456	35,758,768	35,555,688	35,854,894

BRANDYWINE REALTY TRUST FUNDS FROM OPERATIONS AND CASH AVAILABLE FOR DISTRIBUTION (unaudited, in thousands, except share and per share data)

	Quarter Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002

Reconciliation of Net Income to Funds from Operations (FFO):
Net income	$13,524	$12,800	$27,441	$36,269

Add (deduct):
Minority interest attributable to continuing operations	2,299	2,270	4,618	4,612
Net gain on sale of interests in real estate	–	–	(1,152)	–
Minority interest attributable to discontinued operations	37	77	88	789
Net gain on disposition of discontinued operations	(390)	(116)	(951)	(8,562)

Income before net gains on sales of interests in real estate and minority interest	15,470	15,031	30,044	33,108

Add:
Depreciation:
Real property	13,511	14,522	26,899	26,875
Real estate ventures	520	739	1,013	1,320
Amortization of leasing costs	1,764	1,339	3,404	2,706

Funds from operations (FFO)	$31,265	$31,631	$61,360	$64,009

Number of weighted-average Common Shares	46,934,097	47,152,178	46,806,367	47,358,998

FFO per weighted-average Common Share - fully diluted	$0.67	$0.67	$1.31	$1.35

Dividend per Common Share	$0.44	$0.44	$0.88	$0.88
Payout ratio of FFO (1)	66.1%	65.6%	67.1%	65.1%
EPS per weighted-average Common Share - fully diluted	$0.29	$0.26	$0.58	$0.82

Cash Available for Distribution (CAD):
FFO	$31,265	$31,631	$61,360	$64,009

Add (deduct):
Rental income from straight-line rents	(1,429)	(1,568)	(2,913)	(2,937)
Deferred market rental income	(91)	–	(189)	–
Amortization:
Deferred financing costs	509	482	1,004	1,007
Deferred compensation costs	688	710	1,500	1,599
Second generation capital expenditures (2):
Building and tenant improvements	(7,450)	(5,373)	(12,767)	(8,600)
Lease commissions	(1,079)	(1,987)	(2,460)	(3,610)

Cash available for distribution	$22,413	$23,895	$45,535	$51,468

Number of weighted-average Common Shares	46,934,097	47,152,178	46,806,367	47,358,998

Dividend per Common Share	$0.44	$0.44	$0.88	$0.88

Cash flows from:
Operating activities	$33,872	$24,166	$59,211	$53,078
Investing activities	(13,192)	(9,079)	(19,793)	8,452
Financing activities	(21,703)	(21,061)	(58,699)	(50,513)

(1)	Payout ratio is calculated by dividing dividend per Common Share by FFO per weighted-average Common Share

(2)
Represents expenditures incurred during the period (regardless if lease commencement is after quarter end). Excludes first generation costs, which consist of capital expenditures, tenant improvements and leasing commissions associated with development and purchase price adjustments relating to acquisitions (including seller escrows, purchase price reduction or costs anticipated to initially lease-up acquired properties).

BRANDYWINE REALTY TRUST SAME STORE OPERATIONS (unaudited)

Of the 237 properties owned by the Company as of June 30, 2003, a total of 230 properties (“Same Store Properties”) containing an aggregate of 15.4 million net rentable square feet were owned for the entire three-month periods ended June 30, 2003 and 2002. Average occupancy for the Same Store Properties during the three-month periods ended June 30, was 91.2% during 2003 and 91.6% during 2002. The following table sets forth revenue and expense information for the Same Store Properties:

	Quarter Ended June 30,
			Dollar	Percent
	2003	2002	Change	Change

	(amounts in thousands)
Revenue
Rents (a)	$62,648	$61,855	$793	1.3%
Tenant reimbursements	8,544	8,200	344	4.2%
Other (b)	208	1,050	(842)	-80.2%

Total revenue	71,400	71,105	295	0.4%

Operating Expenses
Property operating expenses	21,056	20,382	674	3.3%
Real estate taxes	6,513	5,993	520	8.7%

Total property operating expenses	27,569	26,375	1,194	4.5%

Net operating income	$ 43,831	$ 44,730	$ (899)	-2.0%

(a)	Includes straight-line rental income of $1,392 for 2003 and $1,446 for 2002
(b)	Includes termination fee income of $69 for 2003 and $887 for 2002

The following table is a reconciliation of income from continuing operations to Same Store net operating income:

	Quarter Ended June 30,
	2003	2002

	(amounts in thousands)
Income from continuing operations	$12,776	$11,345
Add/(deduct):
Interest expense	15,241	16,105
Depreciation and amortization	15,062	15,268
Administrative expenses	3,809	3,805
Equity in income of real estate ventures	(411)	(229)
Minority interest attributable to continuing operations	2,299	2,270
Income from discontinued operations	395	1,416

Consolidated net operating income	49,171	49,980
Less: Net operating income of non same store properties	(5,340)	(5,250)

Same Store Net Operating Income	$43,831	$44,730

Second Quarter Earnings Call and Supplemental Information Package

Brandywine President and CEO, Gerard H. Sweeney, will be hosting a conference call on Friday, July 25, 2003 at 1:00 p.m. EST. Call 1-888-889-5602. After the conference, a taped replay of the call can be accessed 24 hours a day through Friday, August 8, 2003 by calling 1-877-519- 4471 – access code 4015598. In addition, the conference call can be accessed via a webcast located on the Company’s website @ brandywinerealty.com.

The Company has prepared a Supplemental Information package that includes financial results and operational statistics to support the announcement of second quarter earnings. The Supplemental Information package is available through the Company’s website @ brandywinerealty.com. The Supplemental Information Package will be found in both the “About The Company” section and the “Investor Relations – Annual Reports” section of the web page.

Brandywine Realty Trust, with headquarters in Plymouth Meeting, PA and regional offices in Mount Laurel, NJ and Richmond, VA, is one of the Mid-Atlantic Region’s largest full-service real estate companies. Brandywine owns, manages or has an ownership interest in 285 office and industrial properties, aggregating 20.4 million square feet.

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